                              EMPLOYMENT AGREEMENT
                              --------------------
         This Agreement is made as of the 1st day of October, 1985, between

Pennsylvania Real Estate Investment Trust ("PREIT") and

Jeffrey Linn ("Employee").

                             Background of Agreement
                             -----------------------
         Employee has, for many years, served PREIT faithfully as its Director of Operations and is acknowledged as having been instrumental in the growth and success of PREIT. PREIT desires that Employee continue to serve as its Director of Operations and Employee desires to continue to so serve. The parties are entering into this Agreement to provide for the relationships and obligations of each of the parties hereto with respect to such employment.

         NOW THEREFORE, the parties hereto, intending to be legally bound hereby and in consideration of the mutual covenants herein contained, agree as follows:

         1.       Employment
                  ----------
                  PREIT hereby employs the Employee, and the Employee hereby accepts employment, upon the terms and conditions set forth herein.

         2.       Duties
                  ------
                  Employee shall serve PREIT in the position of Director of

Operations of PREIT. The duties and authority of Employee shall be consistent with those currently performed and exercised by Employee. Employee shall devote his time, attention and best efforts to the performance of his duties hereunder and shall not, during the term of his employment, be engaged in any other business activity (whether or not such business activity is pursued for gain,

profit or other pecuniary advantage) that would interfere with the services to be rendered by Employee hereunder. However, this provision shall not prevent

Employee from investing his assets in such form or manner as will not require any services on his part in the operation of the affairs of the companies in which investments are made.

         3.       Term
                  ----
                  The term of employment hereunder shall commence on the date first set forth above and shall continue for an initial term of two (2) years,

expiring September 30, 1987. The initial term of employment shall be automatically extended for a term of one year thereafter unless either party gives the other not less than ninety (90) days notice prior to the expiration of the original term of its or his intention not to extend the term of such employment. Upon the expiration of the initial term and the first additional term, employment shall continue for an additional term of one year, unless not later than one ninety (90) days prior to the expiration of the then current term, written notice is given by either party hereto of his or its election to terminate the employment at the end of the then current term. If such notice is given, the term of employment shall terminate at the end of the then current term.

         4.       Basic Compensation
                  ------------------
                  PREIT agrees to pay and Employee agrees to accept, as

the basic compensation for all services to be rendered by

Employee hereunder, the sum of $50,000 per annum, payable in approximately equal weekly, bi-monthly or monthly installments. The Board of Trustees of PREIT, in its sole discretion, may increase the annual basic compensation payable hereunder at any time or times during the term hereof.

         5.       Working Facilities and Expenses
                  -------------------------------
                  PREIT shall furnish Employee with appropriate office space,

stenographic help and other facilities and services suitable to his employment hereunder and adequate for the performance of his duties. PREIT shall also pay directly or reimburse to Employee all business related expenses incurred in the course of his duties hereunder.

         6.       Termination of Employment
                  -------------------------
                  In addition to the provisions contained in Section 2 hereof,

PREIT shall have the right to terminate the term of employment pursuant to the provisions of Sections 6.1 and 6.2 hereof and the term of employment shall end upon the occurrence described in Section 6.3 hereof:

                  6.1 Upon thirty (30) days notice for "good cause". The term

"good cause" shall mean (i) dishonesty; (ii) conduct on the part of Employee intended to or likely to injure the business of PREIT; (iii) Employee's indictment for a crime involving moral turpitude, whether relating to his employment or otherwise; (iv) insobriety; and (v) a material failure of Employee to perform or observe the provisions of this Agreement (other than by reason of illness or incapacity) which persists for an unreasonable period of time after notice is given to Employee which details the failure.

                  6.2  By complying with the provisions of Section 7

hereof.

                  6.3  Upon the death of Employee.

         7.       Disability
                  ----------
                  7.1  Effect of Disability
                       --------------------
                  In the event that during the term of employment Employee shall become disabled so that he is unable to perform his duties hereunder, the compensation herein provided shall continue to be paid until PREIT exercises its right of termination set forth herein. Should the disability continue for more than six (6) consecutive months or should such disability exist for more than nine (9) months in any twelve (12) month period, Employer shall have the right to terminate the term of employment, without further liability to pay compensation hereunder, by giving Employee thirty (30) days notice of its intention to do so. If Employee shall resume his duties within thirty (30) days after such notice is given and shall perform such duties on a regular basis for three (3) consecutive months thereafter, the term of employment shall continue in full force and effect and the notice of intention to terminate shall have no further force or validity; otherwise the term of employment shall terminate at the end of such thirty (30) day period or, if applicable, upon the recurrence of disability during the three (3) month period.

                  7.2  Determination of Disability
                       ---------------------------
                  Employee shall be deemed disabled for purposes of this

Agreement either (i) if he is deemed disabled for purposes of any disability policy, group or individual, paid for by PREIT and at the time in effect, or

(ii) if no such policy is then in effect, by an independent referee licensed to practice medicine selected by the Board of Trustees of PREIT and approved by

Employee or in the event the Board of Trustees and Employee are unable to agree on a single referee, then by a panel of three (3) independent referees licensed to practice medicine, one of whom shall be selected by the Board of Trustees,

one by Employee and the third by the other two (2) referees.

                  7.3  Clarification
                       -------------
                  Employee shall not be entitled to the benefits of Sections 7.1 and 7.2 hereof if he should become disabled after his employment has been terminated pursuant to the provisions of Section 6.1 hereof.

         8.       Additional Benefits
                  -------------------
                  8.1 Employee shall be entitled to receive benefits equivalent to those presently provided to him in the course of his employment with PREIT.

                  8.2 Employee shall be entitled to paid vacation in accordance with past practice in this regard.

         9.       Trade Secrets; Confidential Information
                  ---------------------------------------
                  In the event that, during the course of his employment

hereunder, Employee shall acquire trade secrets or other information confidential to the business of PREIT, Employee agrees not to disclose any such information, during and after his term of employment, to any person, firm, corporation or other entity for any reason whatsoever.

         10.      Restrictive Covenant
                  --------------------
                  During the term set forth in Section 3 of this Agreement,

unless PREIT shall fail to comply with its obligations hereunder, Employee shall not directly or indirectly, engage in rendering of service to act on behalf of,

be connected with, furnish consulting services to, or be employed by any real estate investment trust (other than PREIT or an affiliate or subsidiary of

PREIT) or any person, corporation or other entity within a three hundred (300)

mile radius of Wyncote, Pennsylvania, which invests, directly or through partnerships and joint ventures, in shopping centers, apartment complexes,

office buildings and industrial and warehouse facilities.

         11.      No Mitigation
                  -------------
                  11.1 In the event of the failure of PREIT to comply with the terms hereof, or in the event of the termination of Employee's employment by

PREIT other than for good cause as herein defined, the Employee shall not be required to seek other employment in order to mitigate the amounts recoverable for such action; nor shall PREIT be entitled to set off against such amounts any sums earned by Employee in other employment.

         12.      Notices
                  -------
                  Any notice required or permitted under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or sent by registered or certified mail, postage prepaid, addressed as follows:

                  If to Employee:


                  Jeffrey Linn

                  552 Bader Road

                  Jenkintown, Pennsylvania  19046



                  If to PREIT:


                  Pennsylvania Real Estate Investment Trust

                  Cedarbrook Hill III

                  Wyncote, Pennsylvania  19095

                  Attention:  Sylvan M. Cohen, President



The designation of the person to be so notified or the address of such person for the purposes of such notice may be changed from time to time by a similar notice to be effective ten (10) days after such change designation is supplied.

         13.      Binding Effect
                  --------------
                  This Agreement and all of the terms hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs,

successors, administrators and assigns.

         14.      Location of Employment
                  ----------------------
                  Employee's place of employment shall remain in Philadelphia or in Pennsylvania within a ten (10) mile radius of Philadelphia.

         15.      Severability
                  ------------
                  If any term or provision of this Agreement is held to be

invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect any other term or provision hereof, and this Agreement shall continue in full force and effect as if such invalid or unenforceable term or provision (to the extent of the invalidity or unenforceability) had not been contained herein.

         16.      Headings
                  --------
                  The section headings in this Agreement are for reference

purposes only and shall not define, limit or affect the meaning or interpretation of this Agreement.

         17.      Applicable Law
                  ---------------
                  This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

         18.      Entire Agreement
                  ----------------
                  This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, understandings and agreements, if any, with respect to such subject matter and there are no agreements other than those set forth, provided for, or referred to herein.

    IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

                                    PENNSYLVANIA REAL ESTATE INVESTMENT TRUST




                                    By:/s/Sylvan M. Cohen
                                       -----------------------------------------
                                                                       , Trustee



                                       /s/Morris A. Kravitz
                                       -----------------------------------------
                                                                       , Trustee




                                    EMPLOYEE



                                    /s/Jeffrey Linn
                                    --------------------------------------------
                                    Jeffrey Linn